Exhibit (a)(3)



                         NOTICE OF GUARANTEED DELIVERY

                       To Tender Shares of Common Stock
                        (Including the Related Rights)
                                      of
                           Daniel Industries, Inc.
                                      at
                             $21.25 Net Per Share
                      Pursuant to the Offer to Purchase
                              dated May 18, 1999
                                      by
                             Emersub LXXIV, Inc.
                         a wholly-owned subsidiary of
                             Emerson Electric Co.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the Shares of Common Stock, par value $1.25 per share, of Daniel Industries, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

                              The Depositary for the Offer is:

                                    The Bank of New York


          By Mail:                   Facsimile Transmission:        By Hand or Overnight Courier:
Tender & Exchange Department    (for Eligible Institutions Only)    Tender & Exchange Department
       P.O. Box 11248                    (212) 815-6213                  101 Barclay Street
    Church Street Station                                             Receive and Deliver Window
New York, New York 10286-1248                                          New York, New York 10286

                               For Confirmation Telephone:
                                       (800) 507-9357

Delivery of this Letter of Transmittal to an address other than as set forth above or transmissions of instructions via facsimile to a number other than the one set forth above will not constitute valid delivery.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to Emersub LXXIV, Inc., a Delaware corporation and a wholly-owned subsidiary of Emerson Electric Co., upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 18, 1999 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below of Common Stock, $1.25 par value per share, of Daniel Industries, Inc., a Delaware corporation (the "Company"), including the related right as to each share to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, $1.00 par value, of the Company (singularly, a "Right" and collectively, the "Rights") (singularly, a share of such Common Stock, including the related Right, a "Share" and collectively, the "Shares"), pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

Number of Shares________________________


   Share Certificate Nos. (if available)                      SIGN HERE

----------------------------------------       --------------------------------
                                                         Signature(s)


----------------------------------------       --------------------------------
                                               (Name(s)) (Please Print or Type)

If Shares will be tendered by book-entry transfer:

                                               --------------------------------
                                                           (Address)

Name of Tendering Institution

----------------------------------------       --------------------------------
                                                           (Zip Code)

Account No. _________________________ at
The Depositary Trust Company                   --------------------------------
                                                 (Area Code and Telephone No.)

                    THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

   The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.


-------------------------------------   -------------------------------------
           Name of Firm                          Authorized Signature

-------------------------------------   Name:________________________________
              Address                              (Please print or type)

-------------------------------------   Title:________________________________
             Zip Code                              (Please print or type)

Area Code and
Telephone Number:____________________    Dated:__________________________, 1999

Note: Do not send Share Certificate with this Notice of Guaranteed Delivery. Share certificates should be sent with your Letter of Transmittal.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED FOR SIGNATURE GUARANTEE.